Exhibit 99.1

Plymouth Industrial REIT Declares Third Quarter 2018

Common Stock Dividend

BOSTON—(September 14, 2018) Plymouth Industrial REIT, Inc. (NYSE American: PLYM) today announced the Company’s board of directors declared a regular quarterly cash dividend of $0.375 per diluted share, or an annualized dividend of $1.50 per diluted share for the third quarter of 2018. The dividend is payable on October 31, 2018, to stockholders of record on September 28, 2018.

About Plymouth

Plymouth Industrial REIT, Inc. is a vertically integrated and self-managed real estate investment trust focused on the acquisition and operation of single and multi-tenant industrial properties located in secondary and select primary markets across the United States. The Company seeks to acquire properties that provide income and growth that enable the Company to leverage its real estate operating expertise to enhance shareholder value through active asset management, prudent property re-positioning and disciplined capital deployment.

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Contact:
Tripp Sullivan
SCR Partners
(615) 760-1104
TSullivan@scr-ir.com